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      FOR USE BY HOLDERS OF COMMON STOCK AND PREFERRED STOCK OF IBAH, INC.

                                   IBAH, Inc.
                               Four Valley Square
                             512 Township Line Road
                         Blue Bell, Pennsylvania 19422

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF IBAH, INC.

    The undersigned hereby appoints Geraldine A. Henwood and Jane H. Hollingsworth as Proxies, each with the power to appoint a substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of (i) the Common Stock, par value $.01 per share ("IBAH Common Shares"), and (ii) the Series A Convertible Preferred Stock, par value $.01 per share ("IBAH Preferred Shares"), of IBAH, Inc. ("IBAH") held of record by the undersigned on May 21, 1998, at the special meeting of stockholders of IBAH to be held on June 29, 1998 and any adjournment or postponement thereof (the "Special Meeting").

    The Board of Directors of IBAH has unanimously approved the Merger Agreement and the Merger (each as defined in the accompanying Proxy Statement/Prospectus) and recommends that holders of IBAH Common Shares and IBAH Preferred Shares vote FOR approval and adoption of the Merger Agreement and the Merger.

    This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted for proposal 1.

    Please mark, sign, date and promptly return this proxy card using the enclosed envelope. If your address is incorrectly shown, please print changes.
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                                   IBAH, INC.

    PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER USING DARK INK ONLY

1. Approval of the Agreement and Plan of Merger among IBAH, Inc., Omnicare, Inc. and Impala Acquisition Corp., and the Merger contemplated thereby, as described in the accompanying Proxy Statement/Prospectus.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting and any adjournments or postponements thereof.

    All other proxies heretofore given by the undersigned to vote IBAH Common Shares or IBAH Preferred Shares which the undersigned would be entitled to vote if personally present at the Special Meeting, are hereby expressly revoked.

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
Dated: ---------------------------------------------, 1998   ----------------------------------------------------------
                                                             Signature(s)
                                                             ----------------------------------------------------------
                                                             Signature(s)
                                                             Please date this proxy and sign it exactly as your name or name(s) appear above. When shares are held jointly, both
                                                             must sign. When signing as an attorney, executor,
                                                             administrator, trustee or guardian, please give full title as such. If shares are held by a corporation, please sign
                                                             in full corporate name by the President or other authorized officer. If shares are held by a partnership, please sign
                                                             in partnership name by an authorized person.
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